EXHIBIT 16.1

December 7, 2005



Secutrities and Exchange Commission
Washington, DC 20549



Re: CATCHER HOLDINGS, INC.
       FILE NUMBER  000-50299




We have read Item 4 of the Form 8-K of Catcher Holdings, Inc. dated December 7, 2005 and agree with the statements concerning our Firm contained herein.




/s/ Vitale, Caturano & Company, Ltd.


Vitale, Caturano & Company, Ltd.
Boston, Massachusetts